EXHIBIT 10.2

[CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY WJ COMMUNICATIONS, INC. CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.]

WJ COMMUNICATIONS, INC.

401 RIVER OAKS PARKWAY

SAN JOSE, CALIFORNIA 95134

January 28, 2005

Wilfred K. Lau

2215 Red Oak Lane
Richardson, Texas 75082

 Re:                            Employment Agreement

 Dear Mr. Lau:

This letter agreement (this “Agreement”) sets forth the terms and conditions of your employment with WJ Communications, Inc. (the “Company”), effective as of the date first above written (the “Effective Date”).

1.                                       Employment and Services.  The Company shall employ you as Senior Vice President-RFID of WJ Communications, Inc., for the period beginning on the Effective Date and ending upon termination pursuant to paragraph 4 (the “Employment Period”).  During the Employment Period, you shall be located at the Company’s offices in Richardson, Texas, but you shall also be required to travel to the Company’s principal headquarters from time to time. Your responsibilities include the diligent and good faith pursuit of the RFID business plan, operational site management for the Richardson, TX facility, strategic RFID business development, and other special projects and assignments as designated by the Company’s Chief Executive Officer. You will report directly to the Chief Executive Officer and shall render such services to the Company and its affiliates and subsidiaries as the Chief Executive Officer shall reasonably designate from time to time.  You shall devote your best efforts and full time and attention to the business of the Company.  You will also be a member of the Company’s senior management staff and you will directly participate in the weekly, senior management business, staff meetings and decision making processes.  During the Employment Period, you agree not to sit on any for-profit Boards (or comparable bodies) without the consent of the Chief Executive Officer.

2.                                       Compensation.

a.                                       Annual Base Salary.  The Company shall pay you an annual base salary (“Annual Base Salary”) of $175,000 during the Employment Period, subject to annual review in each year of the Employment Period thereafter (for any partial year during the Employment Period, the Annual Base Salary shall be prorated based on the number of days during such year on which you are employed by the Company).  The first such annual review will occur on or about one year from the Effective Date.  Your Annual Base Salary may be increased in years following the first year of employment but may not be decreased.  As used herein, the term “Annual Base Salary” refers to the Annual Base Salary as so increased.  Such Annual Base Salary shall be payable in installments in accordance with the Company’s regular payroll practices, but no less frequently than monthly.

b.                                      Bonus.  In addition, you will be eligible to receive a quarterly bonus, to be paid as soon as practicable but not later than the earlier of (i) one hundred twenty (120) days after the end of such quarter or (ii) the date on which other members of senior management receive their respective bonuses, if any.  In order to determine the amount of such bonus, the Company shall determine appropriate business and financial targets for each fiscal year for the Company and for you and your annual bonus shall be based upon the extent to which the Company and you attain such targets.  Your maximum total annual bonus shall be 50% of your Annual Base Salary.  The determination of the appropriate business and financial targets with respect to each subsequent fiscal year shall take place not later than thirty (30) days following the receipt by the Board of Directors of the Company from the Company’s senior management of the Company’s operating budget with respect to such fiscal year.

c.                                       Equity.  You will be eligible to participate in the Company’s Restricted Stock Incentive Program (or any current or future similar such program) (the “Stock Program”), pursuant to which the Company rewards exceptional performance through grants of the Company’s restricted stock to employees.  Also, in the future, as approved by the Company’s Board of Directors, you may be eligible for option grants based upon the Company’s and your individual performance.

d.                                      Withholding.  Notwithstanding anything herein to the contrary, there shall be deducted or withheld from all amounts payable to you amounts for all federal, state, city or other taxes required by applicable law to be so withheld or deducted and any other amounts authorized for deduction by or required by law.

3.                                       Benefits.  During the Employment Period, you shall be entitled to participate in the Company’s fringe benefit plans for its senior management staff, subject to and in accordance with applicable eligibility requirements, such as medical, dental, tax preparation, 401(k) (matching contributions of up to 3%), employee stock purchase program, life and disability insurance plans and all other benefit plans generally available to the Company’s senior executive officers, in each case, on terms and at a cost to you, no less favorable than other members of the Company’s senior management staff.  In addition, the Company will reimburse your reasonable out-of-pocket expenses incurred in connection with the performance of your duties hereunder, consistent with Company policy.  You shall be entitled to take paid time off in accordance with the Company’s top management vacation, holiday and illness policy.  As part of the senior management staff, you will also be eligible for the executive medical reimbursement program, which supplements the standard health plan available to the Company’s employees and provides for payment of up to $5,000 per year for yourself and your family.

4.                                       Termination.  The Employment Period shall terminate on the first to occur of (i) ninety (90) days following written notice by you to the Company of your resignation without Good Reason (it being understood that you will continue to perform your services hereunder during such ninety (90) day period if requested, but the Company may terminate your services sooner if it so elects), (ii) thirty (30) days following written notice by you to the Company of your resignation with Good Reason (it being understood that you will continue to perform your services hereunder during such thirty (30) day period provided that the Company does not elect to terminate your employment sooner if it so elects), (iii) your death or Disability, (iv) a vote of the Board of Directors of the Company directing your termination for Cause, (v) a vote of the Board of the Company directing your termination without Cause, or (vi) the third (3rd) anniversary of the Effective Date (the “Scheduled Expiration Date”); provided, however, that the Scheduled Expiration Date shall be automatically extended for successive one-year periods unless, at least thirty (30) days prior to the then-current Scheduled Expiration Date, either the Company or you shall give written notice to the other of an intention not to extend the Employment Period.  In the event of termination of the Employment Period pursuant to clause (ii) or (v) above, the Company shall pay to you a series of monthly payments over the next twelve (12) month period immediately following such termination.  Each monthly payment shall be paid periodically in accordance with the Company’s regular payroll practices (but no less frequently than monthly) and be equal to one-twelfth (1/12th) of your Annual Base Salary as in effect immediately prior to the termination of the Employment Period (the “Severance Benefit”).

Except as otherwise set forth in this paragraph 4 or pursuant to the terms of employee benefit plans in which you participate pursuant to paragraph 3, you shall not be entitled to any compensation or other payment from the Company in connection with the termination of your employment hereunder.

For purposes of this Agreement, the following definitions will apply:  (a) “Good Reason” shall mean the occurrence of any of the following without your consent which shall remain uncured for a period of not less than forty-five (45) days following your delivery of notice of such occurrence to the Company (it being understood that your failure to deliver such notice in a timely manner shall waive your rights to allege Good Reason):  (i) the assignment of you by the Company to any duties materially inconsistent with, or a material diminution of, your position, including duties, title, offices, or responsibilities, (ii) the transfer of your principal place of employment to a geographic location more than 50 miles from both your current personal residence and from the location of your current principal place of employment; or (iii) any material breach of this Agreement by the Company which is not cured within fifteen (15) days after the Company has received written notice from you identifying the breach in reasonable detail; (b) “Cause” shall mean any of the following acts or circumstances:  (i) willful destruction by you of Company property having a material value to the Company, (ii) fraud, embezzlement, theft, or comparable dishonest activity committed by you against the Company, (iii) your conviction of or entering a plea of guilty or nolo contendere to any crime constituting a felony or any misdemeanor involving fraud, dishonesty or moral turpitude, (iv) your breach, neglect, refusal, or failure to discharge, in each case, in any material respect, your duties under this Agreement (other than due to Disability) commensurate with your title and function or any Company policy or your failure to comply with the lawful directions of the President and Chief Executive Officer or Board of Directors, in any material respect, in any such case that is not cured within fifteen (15) days after you have received written notice thereof from the President and Chief Executive Officer or Board of Directors of the Company, or (v) a willful and knowing material misrepresentation to the President and Chief Executive Officer or the Board of Directors of the Company; and (c) “Disability” shall mean that for a period of three (3) consecutive months or an aggregate of four (4) months in any twelve (12) month period you are incapable of substantially fulfilling the duties of your positions as set forth in paragraph 1 because of physical, mental or emotional incapacity, injury, sickness or disease. Any question as to the existence or extent of the Disability upon which you and the Company cannot agree shall be determined by a qualified, independent physician selected by the Company.  The determination of any such physician shall be final and conclusive for all purposes; provided, however, that you or your legal representatives shall have the right to present to such physician such information as to such Disability as you or they may deem appropriate, including the opinion of your personal physician.

5.                                       Maintaining Confidential Information.

a.                                       Company Information.  You agree at all times during the term of your employment and thereafter to hold in confidence, and not to use, except for the benefit of the Company, or to disclose to any person, firm or corporation without written authorization of the Chief Executive Officer of the Company, any trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, data bases, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of the Company or any of its clients, consultants, or licensees. We agree that it shall not be a breach of this paragraph if you disclose information which becomes generally known to and available for use by the public (other than as a result of your acts or omissions to act).  The restrictive covenants contained in this Section 5 shall not apply after the Employment Period if and to the extent the Company fails to make any payment of Annual Base Salary, bonus, or Severance Benefit to you then due, provided, further, that this limitation shall not apply unless the Employment Period ends on or after the fourth anniversary of the Effective Date; accordingly, you acknowledge and agree that the restrictive covenants contained in the Non-Competition Agreement dated on the Effective Date (the “Non-Competition Agreement”) will apply on the terms contained therein without regard to the terms of this Agreement as the Non-Competition Agreement was entered into in connection with the acquisition of your ownership interest in Telenexus, Inc. and consideration was paid by us therefor.

b.                                      Former Employer Information.  You agree that you will not, during your employment with the Company, improperly use or disclose any proprietary information or trade secrets of your former or concurrent employers or companies, if any, and that you will not bring onto the premises of the Company any unpublished document or any property belonging to your former or concurrent employers or companies, if any, unless consented to in writing by such employers or companies.

c.                                       Third Party Information.  You recognize that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes.  You agree that you owe the Company and such third parties, during the term established by such third parties, a duty to hold all such confidential or proprietary information conveyed to you and which has been expressly described as being confidential pursuant to contract, in confidence and not to disclose it to any person, firm or corporation (except as necessary in carrying out your work for the Company consistent with the Company’s agreement with such third party) or to use it for the benefit of anyone other than for the Company or such third party (consistent with the Company’s agreement with such third party) without the express written authorization of the Chief Executive Officer of the Company.  The Company agrees to provide you with a copy of any agreement with a third party, or any redacted portion of such agreement relating to confidentiality, that does, or could reasonably be deemed to, restrict your disclosures and activities hereunder.

6.                                       Retaining and Assigning Inventions and Original Works.

a.                                       Inventions and Original Works Retained by You.  You have attached hereto, as Exhibit A, a list describing all inventions, original works of authorship, developments, improvements, and trade secrets which were made by you prior to your employment with the Company, which belong to you, which reasonably relate to the Company’s business and products, and which are not assigned to the Company.  If you have no such inventions or original works, you will so indicate on the attached list.

b.                                      Inventions and Original Works Assigned to the Company.  You agree that you will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and will assign to the Company all your right, title, and interest in and to any and all inventions, original works of authorship, developments, improvements or trade secrets which you have solely or jointly conceived or developed or reduced to practice, or caused to be conceived or developed or reduced to practice, during the period of time you have been in the employ of the Company or which you may solely or jointly conceive or develop or reduce to practice, during the period of time you shall be in the employ of the Company.  You and the Company recognize, however, this provision does not apply to any invention as to which you can prove the following (an “Excluded Invention”):

i.                                          It was developed entirely on your own time; and

ii.                                       No equipment, supplies, facility or trade secret of the Company was used in its development; and

iii.                                    It neither

(1)                                  relates at the time of its conception or reduction to practice to the business of the Company or to the Company’s actual or demonstrably anticipated research and development; nor

(2)                                  results from any work performed by you for the Company.

You acknowledge that all original works of authorship which have been and will be made by you (solely or jointly with others) within the scope of your employment and which are protectable by copyright are “works made for hire,” as that term is defined in the United States Copyright Act (17 USCA Section 101).

c.                                       Maintenance of Records.  You agree to keep and maintain adequate and current written records of all inventions and original works of authorship made by you (solely or jointly with others) during the term of your employment with the Company.  The records will be in the form of notes, sketches, drawings, and any other format that may be specified by the Company in writing.  The records will be available to and remain the sole property of the Company at all times.

d.                                      Inventions Assigned to the United States.  You agree to assign to the United States government all your right, title, and interest in and to any and all inventions, original works of authorship, developments, improvements or trade secrets, other than with respect to Excluded Inventions, whenever such full title is required to be in the United States by a contract between the Company and the United States or any of its agencies.

e.                                       Obtaining Letters Patent and Copyright Registrations.  You agree that your obligation to assist the Company to obtain United States or foreign letters patent and copyright registrations covering inventions and original works of authorship assigned hereunder to the Company shall continue beyond the termination of your employment, but the Company shall compensate you at a reasonable rate for time actually spent by you at the Company’s request on such assistance.  If the Company is unable because of your mental or physical incapacity or for any other reason to secure your signature (after making a good faith and reasonable attempt to do so) to apply for or to pursue any application for any United States or foreign letters patent or copyright registrations covering inventions or original works of authorship assigned to the Company as above, than you hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as your agent and attorney in fact, to act for and in your behalf and stead, to execute and further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by you.  You hereby waive and quitclaim to the Company any and all claims, of any nature whatsoever, which you now or may hereafter have for infringement of any patents or copyright resulting from any such application for letters patent or copyright registration assigned hereunder to the Company.

f.                                         Exception to Assignments.  You will advise the Company promptly in writing of any inventions, original works of authorship, developments, improvements or trade secrets that you believe meet the criteria in Subparagraphs 6b(i), (ii), and (iii) above for Excluded Inventions; and you will at that time provide to the Company in writing all evidence necessary to substantiate that belief.  You understand that the Company will keep in confidence and will not disclose to third parties without your consent any confidential information disclosed in writing to the Company relating to Excluded Inventions that qualify under the foregoing Subparagraphs.

7.                                       Conflicting Employment.  You agree that, during the term of your employment with the Company, you will not engage in any other employment, occupation, consulting or other business activity directly or indirectly related to the business in which the Company is now involved or becomes involved during the term of your employment, nor will you engage in any other activities that conflict with your obligations to the Company.  If you wish to engage in any other employment during the time you are engaged by the Company, you will first obtain the Company’s written consent before accepting such additional employment.

8.                                       No Breach of Duty.  You represent that your performance of all the terms of this Agreement and as an employee of the Company does not, and to the best of your present knowledge and belief, will not breach any agreement or duty to keep in confidence proprietary information acquired by you in confidence or in trust prior to your employment by the Company.  You have not entered into, and you agree you will not enter into, any agreement either written or oral in conflict herewith.  You are not at the present time restricted from being employed by the Company or entering into this Agreement.

9.                                       Returning Company Documents.  You agree that, at the time of leaving the employ of the Company, you will deliver to the Company (and will not keep in your possession or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items belonging to the Company, its successors, affiliates or assigns.  In the event of the termination of your employment, you agree to sign and deliver the “Termination Certification” attached hereto as Exhibit B.

10.                                 Non-Solicitation; Non-Competition.

a.                                       Non-Solicitation.  As a means reasonably designed to protect the Company’s proprietary information, you agree that, during the term of this Agreement and for a period of twelve (12) months from the conclusion of the Employment Period, you will not directly or indirectly, either as an individual on his own account or as a partner, joint venturer, officer, director, stockholder, employee, agent, independent contractor, or otherwise:

(i)                                     counsel, solicit, or attempt to induce any person employed by the Company, whether that person is a full-time employee, part-time employee, or independent contractor, to terminate his or her employment or independent contractor relationship with the Company;

(ii)                                  employ any person formerly employed by the Company, whether that person was a full-time employee, part-time employee, or independent contractor; or

(iii)                               solicit to provide, or provide, any of the Company’s customers or prospective customers with any product or service that competes with any product or service sold or provided by the Company.

The restrictive covenants contained in this Section 10 shall not apply after the Employment Period if and to the extent the Company fails to make any payment of Annual Base Salary, bonus, or Severance Benefit to you then due, provided, further, that this limitation shall not apply unless the Employment Period ends on or after the fourth anniversary of the Effective Date; accordingly, you acknowledge and agree that the restrictive covenants contained in the Non-Competition Agreement will apply on the terms contained therein without regard to the terms of this Agreement as the Non-Competition Agreement was entered into in connection with the acquisition of your ownership interest in Telenexus, Inc. and consideration was paid by us therefor.

b.                                      Non-Competition.  During the term of your employment by the Company and for a period of twelve (12) months after the conclusion of the Employment Period, you shall not, directly or indirectly, either as an individual on his own account or as a partner, joint venturer, officer, director, stockholder, employee, agent, independent contractor, or otherwise:

(i)                                     engage in a Competitive Business (as hereinafter defined);

(ii)                                  have any interest in any person, firm, partnership, joint venture, or other business entity (collectively, an “Entity”) which is engaged in a Competitive Business (except as a stockholder holding less than one percent of the aggregate number of issued and outstanding shares of a publicly traded company’s capital stock); or

(iii)                               provide financial or other assistance or act as an agent of, consultant for or advisor to any Entity which is or is about to become engaged in a Competitive Business.

The restrictive covenants contained in this Section 10 shall not apply after the Employment Period if and to the extent the Company fails to make any payment of Annual Base Salary, bonus, or Severance Benefit to you then due, provided, further, that this limitation shall not apply unless the Employment Period ends on or after the fourth anniversary of the Effective Date; accordingly, you acknowledge and agree that the restrictive covenants contained in the Non-Competition Agreement will apply on the terms contained therein without regard to the terms of this Agreement as the Non-Competition Agreement was entered into in connection with the acquisition of your ownership interest in Telenexus, Inc. and consideration was paid by us therefor.

“Competitive Business” shall mean the business of the sale, manufacture or distribution of (i) any RFID product, (ii) any product set forth on Exhibit C hereto (or any products that are substantially similar to those on such Exhibit C) or which compete with those set forth on Exhibit C hereto, or (iii) any integrated circuit, electronic component or semiconductor module product in the field of wireless communications infrastructure, cable television networks and distribution plant, RF identification readers and programmers, and wireless networking for use in equipment used by telecommunications service providers to receive and transmit information by electrical, electronic, optical, or electro-optic means to and from other telecommunication service providers or telecommunication service users in any industry and for any application.

c.                                       Scope of Restriction.  If, at the time of enforcement of this paragraph 10, a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area.

d.                                      Equitable Relief.  You acknowledge that the provisions contained in paragraphs 5, 6 and 10 hereof are reasonable and necessary to protect the legitimate interests of the Company, that any breach or threatened breach of such provisions will result in irreparable injury to the Company and that the remedy at law for such breach or threatened breach would be inadequate.  Accordingly, in the event of the breach by you of any of the provisions of paragraphs 5, 6 and 10 hereof, the Company, in addition and as a supplement to such other rights and remedies as may exist in its favor, may apply to any court of law or equity having jurisdiction to enforce this Agreement, and/or may apply for injunctive relief against any act than would violate any of the provisions of this Agreement.  Such right to obtain injunctive relief may be exercised, at the option of the Company, concurrently with, prior to, after, or in lieu of, the exercise of any other rights or remedies that the Company may have as a result of any such breach or threatened breach.

11.                                 Survival.  Any termination of your employment or of this Agreement shall have no effect on the continuing operation of paragraphs 4, 5, 6, or 10 for the periods specified therein.

12.                                 Governing Law.  This Agreement and all questions concerning the construction, validity and interpretation of this Agreement shall be governed by and determined in accordance with the internal law, and not the law of conflicts, of the State of Texas.

13.                                 Notices.  All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given, if mailed, by registered or certified mail, return receipt requested, or, if by other means, when received by the other party at the address set forth herein, or such other address as may hereafter be furnished to the other party by like notice. Notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee if delivered other than by mail, and in the case of mail, three days after the depositing of the same in the United States mail as above stated (or, in the case of registered or certified mail, by the date noted on the return receipt).  Notices shall be addressed as follows:

If to the Executive:	Wilfred K. Lau
2215 Red Oak Lane
Richardson, Texas 75082

If to the Company:	WJ Communications, Inc.
401 River Oaks Parkway
San Jose, CA 95134
Attention: Michael R. Farese

with a copy to:	Shumaker, Loop & Kendrick, LLP
101 East Kennedy Blvd.
Suite 2800
Tampa, Florida
Attention: W. Thompson Thorn, III, Esquire

14.                                 Severability.  Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

15.                                 Successors and Assigns; Assignment of Agreement.  This Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto.  As used in this Agreement, “Company” shall mean the Company as hereinbefore defined and any successors to its businesses and/or assets as aforesaid which assume and agree to perform this Agreement by operation of law, or otherwise.  This Agreement is personal to you and without the prior written consent of the Company shall not be assignable by you.

16.                                 Waiver; Amendment.  The failure of any party to insist upon strict performance of a covenant hereunder or of any obligation hereunder, irrespective of the length of time for which such failure continues, shall not be a waiver of such party’s right to demand strict compliance in the future. No consent or waiver, express or implied, to or of any breach or default in the performance of any obligation hereunder, shall constitute a consent or waiver to or of any other breach or default in the performance of the same or any other obligation hereunder.  No term or provision of the Agreement may be waived unless such waiver is in writing and signed by the party against whom such waiver is sought to be enforced.  This Agreement shall not be modified except in writing executed by all parties hereto.

17.                                 Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter contemplated herein and supersedes all prior agreements, whether written or oral, between the parties, relating to the subject matter hereof.  Notwithstanding the foregoing, the parties acknowledge that they are parties to the Non-Competition Agreement executed on the Effective Date and that the Non-Competition Agreement applies to your activities as well and could apply for a period longer than the restrictions on your activities set forth in this Agreement.

18.                                 Captions.  Titles or captions of paragraphs contained in this Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

19.                                 Counterparts.  For the purpose of facilitating proving this Agreement, and for other purposes, this Agreement may be executed simultaneously in any number of counterparts.  Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

20.                                 Arbitration.  The parties to this Agreement acknowledge and agree that any claim arising out of or relating to this Agreement or the breach of this Agreement, including, without limitation, any claims sounding in contract, tort, breach of contract, violation of statute, or otherwise and including claims for which a party seeks an injunction or other equitable relief, must be submitted and resolved by binding arbitration.  All questions pertaining to the arbitrability of a particular claim or defense shall be determined by the arbitrator or arbitrators.  Judgment upon the award rendered by the arbitrator or arbitrators may be entered in any court having jurisdiction thereof.  Any such arbitration will be administered in Dallas, Texas by the American Arbitration Association under its Rules of the Commercial Panel of the American Arbitration Association then in effect (and not the Employment Dispute Resolution Rules).  The parties agree that if it becomes necessary to arbitrate any claim arising out of or relating to this Agreement or the breach of this Agreement after the date hereof, that they will not argue at that time that resolution of any claims in such forum will cause an undue hardship on them or their witnesses.  The award entered by the arbitrator will be final and binding in all respects.

Please execute a copy of this letter Agreement in the space below and return it to the undersigned at the address set forth above to confirm your understanding and acceptance of the agreements contained herein.

Very truly yours,

WJ COMMUNICATIONS, INC.

By:
	Name:	Michael R. Farese
	Title:	President and Chief Executive Officer

Accepted and agreed to:

Wilfred K. Lau

EXHIBIT A

LIST OF PRIOR INVENTIONS

AND ORIGINAL WORKS OF AUTHORSHIP

TITLE	DATE	IDENTIFYING NUMBER OR BRIEF DESCRIPTION

Intellectual property associated with previously filed patent applications benefiting Advanced IP Communications, Inc. and all modifications, extensions or supplements thereto.

EXHIBIT B

WJ COMMUNICATIONS, INC.

TERMINATION CERTIFICATION

This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items belonging to WJ Communications, Inc., its subsidiaries, affiliates, successors or assigns (together, the “Company”).

I also agree, in compliance with the Employment Agreement, that for a period of 12 months after the date my employment with the Company concludes, I shall comply with the restrictive covenants contained in paragraph 10 of the Employment Agreement.

I further agree that, in compliance with the Employment Agreement, I will preserve as confidential all trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, data bases, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of the Company or any of its clients, consultants or licensees in accordance with Section 5 of the Employment Agreement.

Date:
Employee’s Signature

Name of Employee (typed or printed)

EXHIBIT C

LIST OF RESTRICTED PRODUCTS

1.                                       Existing Customer Products (under any product name whatsoever) developed by Telenexus, Inc. including, without limitation, the following:

Area Antenna (***)

Stationary Reader (***)

Handheld Reader (***)

Advanced Reader (***)

*** Indicator (***)

RF Module (***)

Japanese Reader (***)

Rugged Reader (with PA) (***)

Multiplexer (***)

*** Reader (***)

RF Module with retrofit (***)

Specialty Reader (***)

Direct Sequence Reader (***)

Drop Box Antenna (***)

European Reader (***)

Junction Card/Highway System (***)

Tag 21 (***)

*** Reader (***)

*** Reader (***)

Service Center Programmer (***)

RF Module (with Antenna) (***)

RF Module (9 volt)/Class 0 Antenna (***)

Interface Board/Box (***)

Low Cost Reader (***)

Multiprotocol RF Module (***)

Antenna Interface Boards and Cables (***)

SCA Reader, Tag, and Antenna (***)

Tag-It™ Reader (***)

Multiprotocol Reader (***)

Digital Control Board (***)

Wave Reader (***)

DSP Module (***)

7/eleven Reader (***)

SMU Reader (***)

***                           CONFIDENTIAL MATERIAL REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

Brazil Development (***)

Tracking Device (***)

*** Reader (***)

TaxMedCS (***)

*** Reader (***)

PCMCIA Multiprotocol Reader

Application software for above

2.                                       Existing Telenexus Developed Products (under any product name whatsoever) including, without limitation, the following:

IR 1000

IR 1500

RM 1000

DR 1000

AN 125

AN 110

AN 120

3.                                       Telenexus Products Currently Under Development (under any product name whatsoever) including, without limitation, the following:

Class 3 Tags and Reader (***)

*** Products

IR 2000

IR 2500

SR 2000

RM 2000

DR 2000

DP 2000

4.                                       Future RFID-Based Products (under any product name whatsoever) including, without limitation, the following:

IR 3000

IR 3500

SR 3000

RM 3000

DR 3000

DP 3000

***                        CONFIDENTIAL MATERIAL REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.